Exhibit 5.1

August 6, 2026

Lexicon Pharmaceuticals, Inc.

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

Ladies and Gentlemen:

We have acted as counsel for Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by certain selling stockholders of up to 1,257,856 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of certain warrants to purchase shares of the Common Stock (the “Warrants”) issued to the selling stockholders pursuant to the warrant agreements, dated as of May 4, 2026 (the “Warrant Agreements”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the prospectus forming a part of the Registration Statement (the “Prospectus”); (iii) the Seventh Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Prospectus, the Registration Statement and related matters; (v) the Warrant Agreements and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of the Company and other representatives of the Company, and upon certificates of public officials.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), is effective and complies with all applicable laws; (vii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934; and (viii) the Common Stock will be sold as described in the Registration Statement, the Prospectus and any applicable prospectus supplement. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

Vinson & Elkins LLP Attorneys at Law	845 Texas Avenue, Suite 4700
Austin Brussels Dallas Denver Dubai Houston London Los Angeles	Houston, TX 77002
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August 6, 2026

Based upon and subject to the foregoing, it is our opinion that, upon the exercise of the Warrants pursuant to the terms and conditions set forth in the Warrant Agreements, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed in this letter are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.